UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2020

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2233 Argentia Road, Suite 401 Mississauga, Ontario, Canada	L5N 2X7
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (905) 821-9669

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	STKL	The Nasdaq Stock Market LLC
Common Shares	SOY	The Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Restated Asset Based Revolving Credit Facility

Overview

On January 28, 2020 (the "Effective Date"), SunOpta Inc. (the "Company"), SunOpta Foods Inc. ("SunOpta Foods"), The Organic Corporation B.V. ("TOC") and certain other subsidiaries of the Company entered into a restatement agreement (the "Restatement"), amending and restating the Company's existing credit agreement dated as of February 11, 2016 with respect to the Company's asset-based revolving credit facility (as amended by the First Amendment, dated as of October 7, 2016, the Second Amendment and Joinder, dated as of September 19, 2017 and as further amended by the Third Amendment and Joinder, dated as of October 22, 2018, the "Existing Credit Agreement"), to, amongst other things, extend the maturity date to March 31, 2022 (the "Maturity Extension").

Guaranty and Security

All obligations under the Restatement are unconditionally guaranteed by substantially the same guarantors as under the Existing Credit Agreement.  In addition, the asset-based revolving credit facility under the Restatement is secured on substantially the same basis as under the Existing Credit Agreement.

Interest Rate and Fees

Borrowings under the Restatement will continue to bear interest at a margin over a reference rate selected at the option of the Borrower.  Consistent with the Existing Credit Agreement, the margin for the asset-based revolving credit facility will be set quarterly based on average borrowing availability for the preceding fiscal quarter and will range from 0.25% to 0.75% with respect to base rate and prime rate borrowings and from 1.25% to 1.75% for eurocurrency rate and bankers' acceptance rate borrowings.  In addition, under the Restatement, the margin will be increased by an additional 0.50% when the Company's total leverage ratio exceeds a specific threshold.

Certain Covenants and Events of Default

Subject to certain adjustments to availability and eligibility thresholds, the asset-based revolving credit facility under the Restatement is subject to substantially similar covenants and events of default as under the Existing Credit Agreement.

The foregoing description of the Restatement is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Restatement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 8.01.  OTHER EVENTS.

On January 30, 2020, SunOpta Inc. issued a press release to announce that it has entered into the Restatement in order to consummate the Maturity Extension and to make certain other amendments. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

The list of exhibits in the exhibit index hereto is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description
10.1	Restatement Agreement, dated as of January 28, 2020, amending and restating the Credit Agreement, dated as of February 11, 2016 (as amended by the First Amendment dated as of October 7, 2016, Second Amendment and Joinder dated as of September 19, 2017 and as further amended by the Third Amendment and Joinder dated as of October 22, 2018), among SunOpta Inc., SunOpta Foods Inc., The Organic Corporation B.V., the other borrowers and guarantors party thereto, the lenders party thereto, Bank of America, N.A., as U.S. Administrative Agent, Bank of America, N.A. (acting through its Canada Branch), as Canadian Administrative Agent, Bank of America, N.A. (acting through its London Branch), as Dutch Administrative Agent, and Bank of America, N.A., as Collateral Agent.

99.1	Press Release, dated January 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By:	/s/ Scott Huckins___________________
Scott Huckins
Chief Financial Officer

Date:	January 30, 2020